  EXHIBIT 10.3

STANDBY EQUITY PURCHASE AGREEMENT

This Equity Purchase Agreement (this “Agreement”) is entered into as of April 25, 2025 (the “Execution Date”), by and between Totaligent, Inc., a Delaware corporation (the “Company”), and Joint Effort Funding, a Texas limited liability company (the “Investor”, and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from time to time upon the terms and subject to the conditions set forth herein, up to One Hundred Million (100,000,000) of the Company’s common shares (as defined below) for an aggregate Purchase Price of up to Three Million Dollars ($3,000,000.00);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I – DEFINITIONS

Section 1.1 Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

•	“Agreement” shall mean this Equity Purchase Agreement, as may be amended, restated, or supplemented from time to time.

•

“Common Shares” shall mean the Company’s common shares, no par value per share, and any shares of any other class of Common Shares whether now or hereafter authorized, having the right to participate in the distribution of dividends and assets.

•	“Commitment Shares” shall mean 2,500,000 shares of Common Shares issued to the Investor as consideration for entering into this Agreement, fully earned as of the Execution Date.

•	“Execution Date” shall mean April 25, 2025.

•	“Investor” shall have the meaning specified in the preamble.

•	“Maximum Commitment Amount” shall mean Three Million Dollars ($3,000,000.00).

•	“Principal Market” shall mean any of the OTC Markets (OTCID, OTCQB or OTCQX), Nasdaq, NYSE, or such other principal exchange on which the Common Shares are listed or traded.

•

“Purchase Price” shall mean seventy-five percent (75%) of the volume-weighted average price (VWAP) of the Common Shares on the Principal Market for the five (5) Trading Days immediately preceding the applicable Put Notice.

•	“Put” shall mean the Company’s right, subject to the terms of this Agreement, to require the Investor to purchase Common Shares.

•	“Put Notice” shall mean a written notice delivered by the Company to the Investor setting forth the number of Common Shares to be sold.

•	“Put Shares” shall mean the Common Shares issuable and deliverable in connection with a Put.

•	“Trading Day” shall mean any day on which the Principal Market is open for trading.

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ARTICLE II – PURCHASE AND SALE OF COMMON SHARES

Commitment Period

As consideration for the Selling Stockholder’s irrevocable commitment to purchase shares of our Common Stock, at our election and in our discretion, from time to time after the date of the SEPA and prior to the second anniversary of the SEPA, and subject to the terms and conditions set forth therein, we have issued to the Selling Stockholder 2,500,000 shares of Common Stock (the “Commitment Shares”).

Section 2.1 Puts.

(a) Right to Put Shares.

Subject to the terms and conditions of this Agreement, the Company shall have the right, but not the obligation, to deliver a Put Notice to the Investor, from time to time during the Commitment Period, requiring the Investor to purchase Common Shares, in accordance with the provisions of this Agreement.

(b) Put Limitations.

Each Put Notice shall be for a minimum amount of $25,000.00 and a maximum amount equal to the lesser of:

•	(i) $100,000.00, or

•	(ii) the dollar equivalent of 200% of the average daily trading volume (based on the VWAP) of the Common Shares during the five (5) Trading Days immediately preceding the Put Notice.

(c) Cap on Issuable Shares.

In no event shall the aggregate number of Common Shares issued to the Investor pursuant to this Agreement exceed 100,000,000 Common Shares, including Commitment Shares, without the prior written approval of the Company’s shareholders if such approval is required under applicable law or the rules of the Principal Market.

Section 2.2 Mechanics.

(a) Put Notice Delivery.

The Company shall deliver a Put Notice by email or electronic means to the Investor, indicating the number of Put Shares the Company elects to sell and confirming that the conditions precedent under Section 7.2 have been satisfied.

(b) Purchase Price Calculation.

The Purchase Price for each Put shall be equal to 75% of the VWAP of the Common Shares over the five (5) Trading Days immediately preceding the date of the Put Notice.

(c) Closing and Payment.

The closing of each Put shall occur no later than two (2) Trading Days after the date of the Put Notice. On such Closing Date, the Company shall deliver the Put Shares electronically to the Investor via DWAC, and the Investor shall deliver the Investment Amount (calculated as the number of Put Shares multiplied by the Purchase Price) by wire transfer of immediately available funds.

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ARTICLE III – REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company as follows:

1.	Investment Intent. The Investor is acquiring the Common Shares for its own account and not for distribution in violation of securities laws.

2.	Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D.

3.	Authority. The Investor has full power and authority to enter into and perform its obligations under this Agreement.

4.	No Conflict. The execution and performance of this Agreement by the Investor will not violate any law, regulation, or contract binding upon it.

5.	No Broker. The Investor is not a broker-dealer and has not been solicited by any broker-dealer in connection with this Agreement.

ARTICLE IV – REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor as follows:

1.	Organization and Good Standing.

The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business and to enter into and perform this Agreement.

2.	Authorization.

This Agreement and the transactions contemplated herein have been duly authorized by all necessary corporate action. No further consent or approval is required from the Company’s board, shareholders, or any governmental authority (except such filings with the SEC or state agencies as may be required).

3.	Valid Issuance.

Upon issuance in accordance with this Agreement, the Put Shares and Commitment Shares will be validly issued, fully paid, and non-assessable, free and clear of any encumbrances, subject only to applicable securities laws.

4.	Capitalization.

The authorized and outstanding shares of the Company and other equity securities are as disclosed in the Company’s latest SEC filings. There are no outstanding rights to acquire additional securities except as disclosed.

5.	Reporting Compliance.
The Company is in full compliance with its SEC reporting obligations and has filed all required forms, reports, and documents with the SEC in a timely manner.

6.	No Material Adverse Effect.
There has been no Material Adverse Effect on the business, operations, properties, or financial condition of the Company since the date of its most recent SEC filing.

7.	No Conflict.

The execution and performance of this Agreement will not (i) conflict with the Company’s organizational documents, (ii) cause a breach or default under any material contract or order, or (iii) violate any applicable law or regulation.

8.	Litigation.
There is no legal action, claim, or proceeding pending or threatened against the Company that would affect its ability to perform its obligations under this Agreement.

9.	No Broker.
The Company has not incurred, and will not incur, any broker, finders, or similar fee in connection with this Agreement.

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ARTICLE V – COVENANTS OF THE INVESTOR

Section 5.1 Compliance with Laws.

The Investor agrees that all transactions and resales of the Common Shares will be conducted in compliance with all applicable federal and state securities laws and the rules and regulations of the Principal Market.

Section 5.2 No Short Sales.

The Investor shall not engage in any short sale of the Common Shares or any hedging transaction that establishes a net short position with respect to the Common Shares during the term of this Agreement.

ARTICLE VI – COVENANTS OF THE COMPANY

Section 6.1 Reservation of Shares.

The Company shall reserve and maintain from its authorized and unissued Common Shares a number of shares no less than 100,000,000, which shall be available for issuance to the Investor under this Agreement.

Section 6.2 Listing and Trading.

The Company shall use its reasonable best efforts to maintain the listing and trading of the Common Shares on the Principal Market and to comply with all applicable listing requirements.

Section 6.3 Registration Statement.

The Company shall file a registration statement with the SEC covering the resale by the Investor of the Put Shares and Commitment Shares and shall use commercially reasonable efforts to cause such registration statement to be declared effective and to remain effective until all Securities issued under this Agreement are sold or may be sold without restriction under Rule 144.

Section 6.4 Issuance of Commitment Shares.

Upon execution of this Agreement, the Company shall issue 2,500,000 Commitment Shares to the Investor, which shall be fully earned and non-refundable regardless of the Company’s subsequent use of the Put feature or delivery of Put Notices.

ARTICLE VII – CONDITIONS TO CLOSING

Section 7.1 Conditions Precedent to Company’s Right to Issue and Sell Put Shares.

The Company’s right to deliver a Put Notice and require the Investor to purchase Put Shares is subject to the satisfaction of each of the following conditions:

1.	Accuracy of Representations. The representations and warranties of the Investor must be true and correct in all material respects.

2.	Performance. The Investor must have performed all obligations and covenants required under this Agreement.

3.	Effectiveness of Registration. The registration statement covering the resale of the Put Shares must be effective and available for use.

4.	DWAC Eligibility. The Common Shares must be eligible for transfer through DTC’s DWAC system without restriction.

5.	Trading Conditions. The Common Shares must not be subject to a trading suspension, halt, or delisting by the Principal Market.

6.	Minimum Price. The Common Shares must have a VWAP above $0.01 per share for the five (5) Trading Days prior to the Put Notice.

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Section 7.2 Conditions Precedent to the Investor’s Obligation to Purchase Put Shares.

The Investor’s obligation to purchase Put Shares pursuant to a Put Notice is subject to the following conditions:

1.	Effectiveness of Registration Statement. The registration statement must be effective and available for resale of the Put Shares.

2.	Accuracy of Company Representations. The representations and warranties of the Company must be true and correct in all material respects as of the date of the Put Notice and as of the closing.

3.	Performance. The Company shall have performed all of its covenants and obligations under this Agreement.

4.	Delivery of Shares. The Put Shares must be timely delivered via DWAC.

5.	No Legal Prohibition. No law, rule, or court order shall exist that prohibits the transaction.

6.	No Material Adverse Change. There shall be no material adverse effect on the Company since its most recent SEC filing.

7.	Cap Compliance. The aggregate number of shares issued under this Agreement shall not exceed 100,000,000 shares.

ARTICLE VIII – LEGENDS

Section 8.1 No Restrictive Legends.

The Put Shares and Commitment Shares shall not bear any restrictive legend, provided that such shares are issued in accordance with the registration statement or are otherwise freely tradable under applicable securities laws.

Section 8.2 Investor’s Compliance.

Nothing in this Article shall relieve the Investor from its obligation to comply with applicable securities laws in connection with any resale or transfer of the Common Shares.

ARTICLE IX – INDEMNIFICATION AND NOTICES

Section 9.1 Notices.

All notices, consents, or communications under this Agreement shall be in writing and delivered via:

•	personal delivery,

•	certified mail (return receipt requested),

•	overnight courier, or

•	email (with confirmation of receipt).

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Notices shall be sent to:

If to the Company:

Totaligent, Inc.

3651 FAU Blvd, Suite 400

Boca Raton, FL 33431

Email: ted@totaligent.com

Attn: Edward C. DeFeudis, CEO

If to the Investor:

Joint Effort Funding, LLC

3001 S Hardin Blvd, Suite 110-3023

McKinney, TX 75070

Email: benhansel@yahoo.com

Attn: Ben Hansel

Any Party may change its contact information by providing written notice to the other Party.

Section 9.2 Indemnification.

Each Party (the “Indemnifying Party”) agrees to indemnify and hold harmless the other Party (the “Indemnified Party”), its officers, directors, employees, and agents against any and all losses, liabilities, damages, or expenses (including reasonable legal fees) incurred as a result of:

•	(a) any material misrepresentation or breach of warranty,

•	(b) failure to perform any covenant under this Agreement,

•	(c) violation of any applicable law or regulation.

Section 9.3 Procedure for Claims.

The Indemnified Party shall notify the Indemnifying Party of any claim within a reasonable time. The Indemnifying Party shall have the right to assume the defense, with counsel of its choice, and the Indemnified Party shall reasonably cooperate. No settlement shall be made without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld.

ARTICLE X – MISCELLANEOUS

Section 10.1 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws provisions. Any legal action shall be brought exclusively in the state or federal courts located in Delaware, and each Party hereby submits to the jurisdiction thereof.

Section 10.2 Entire Agreement.

This Agreement, including any exhibits and schedules, constitutes the entire agreement between the Parties and supersedes all prior discussions or agreements, whether written or oral, relating to the subject matter hereof.

Section 10.3 Amendments and Waivers.

This Agreement may not be amended, modified, or waived except by a written instrument signed by both Parties. No waiver of any term or condition shall be deemed a waiver of any other provision.

Section 10.4 Assignment.

Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by either Party without the prior written consent of the other Party.

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Section 10.5 Severability.

If any provision of this Agreement is held to be unenforceable, the remainder of the Agreement shall remain in full force and effect.

Section 10.6 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered electronically or by PDF shall be deemed valid and binding.

Section 10.7 Public Disclosure.

Neither Party shall issue any press release or make public statements regarding the transaction contemplated herein without the prior written consent of the other Party, except as required by law or regulation.

Section 10.8 Survival.

All representations, warranties, covenants, and indemnities made herein shall survive the termination of this Agreement.

IN WITNESS WHEREOF

The Parties have executed this Equity Purchase Agreement as of the date first written above.

TOTALIGENT, INC.

By:
Name:	Edward C. DeFeudis
Title:	Chief Executive Officer

JOINT EFFORT FUNDING, LLC

By:
Name:	Ben Hansel
Title:	Managing Member

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EXHIBIT A

FORM OF PUT NOTICE

TO: JOINT EFFORT FUNDING LLC

DATE: ____________________

We refer to the equity purchase agreement, dated April 25, 2025 (the “Agreement”), entered into by and between Totaligent, Inc. and you. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1)  Give you notice that we require you to purchase ____________ Put Shares pursuant to the Agreement; and

2) The Initial Purchase Price pursuant to the Agreement is ____________; and

2)  Certify that, as of the date hereof, the conditions set forth in Section 7.2 of the Agreement are satisfied.

TOTALIGENT, INC.

By:
Name:	Edward C. DeFeudis
Title:	Chief Executive Officer

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EXHIBIT B

FORM OF OFFICER’S CERTIFICATE

OF TOTALIGENT, INC.

Pursuant to Section 7.2(4) of that certain equity purchase agreement, dated April 25, 2025 (the “Agreement”), by and between Totaligent, Inc. (the “Company”) and Joint Effort Funding, LLC (the “Investor”), the undersigned, in his capacity as Chief Executive Officer of the Company, and not in his individual capacity, hereby certifies, as of the date hereof (such date, the “Condition Satisfaction Date”), the following:

1. The representations and warranties of the Company are true and correct in all material respects as of the Condition Satisfaction Date as though made on the Condition Satisfaction Date (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including the Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties of the Company set forth in the Agreement to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor; and

2. All of the conditions precedent to the obligation of the Investor to purchase Put Shares set forth in the Agreement, including but not limited to Section 7.2 of the Agreement, have been satisfied as of the Condition Satisfaction Date.

Capitalized terms used herein shall have the meanings set forth in the Agreement unless otherwise defined herein.

IN WITNESS WHEREOF, the undersigned has hereunto affixed his hand as of the ________, 20__.

By:
Name:	Edward C. DeFeudis
Title:	Chief Executive Officer

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